                                                                     Exhibit 1.1




                      Trump Hotels & Casino Resorts, Inc.


                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                  April   , 1996
                                                        --



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SALOMON BROTHERS INC
BT SECURITIES CORPORATION
SANDS BROTHERS & CO., LTD.
  As Representatives of the several
  Underwriters listed on Schedule I
c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
    277 Park Avenue
    New York, New York  10172

Ladies and Gentlemen:

            Subject to the terms and conditions herein contained, Trump Hotels & Casino Resorts, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Salomon Brothers Inc, BT Securities Corporation, Sands Brothers & Co., Ltd. (collectively, the "Representatives") and the several underwriters listed on
Schedule I hereto (collectively with the Representatives, the "Underwriters") 12,500,000 shares of its Common Stock, par value $.01 per share (the "Firm Shares"). The Company also proposes to sell to the Underwriters up to an additional 1,875,000 shares of Common Stock (the "Additional Shares" and, together with the Firm Shares, the "Shares"), if requested by the Underwriters as provided in Sections 2 and 3 hereof.

            Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Prospectus (as hereinafter defined). Unless the context otherwise requires, all references herein to "the Company" shall be deemed to give effect to the acquisition by the Company or its subsidiaries (collectively, the "Subsidiaries"), as applicable, of all of the direct and indirect equity interests in
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Trump Taj Mahal Associates ("Taj Associates") pursuant to the Merger Agreement and the Contribution Agreement dated April [11], 1996 between Trump, TTMI, TM/GP and THCR Holdings (the "1996 Contribution Agreement"), at or prior to consummation of the issuance of the Shares. All references herein to "Subsidiaries" or "the Subsidiaries" shall be deemed to include Taj Associates, TTMI, Trump Taj Mahal Corporation, Taj Funding and TM/GP, Inc. unless the context otherwise requires. Concurrently with the issuance of the Shares, Trump Atlantic City Associates ("TAC") and Trump Atlantic City Funding, Inc. ("Funding" and, together with TAC, the "Debt Issuers") are proposing to issue, under an Indenture among the Debt Issuers and First Bank National Association, as Trustee (the "Indenture"), and to sell to certain underwriters pursuant to an underwriting agreement, to be dated as of the date hereof (the "Debt Underwriting Agreement"), by and among the Debt Issuers, the guarantors referred to therein and the underwriters listed on Schedule I thereto, an
aggregate of $1,100,000,000 principal amount of    % First Mortgage Notes
                                                ---
due 2006 (the "Notes").

            1.    Registration Statement and Prospectus.  The Company has
                  -------------------------------------
prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated pursuant thereto (collectively, the "Act"), a registration statement on Form S-1 (No. 333-639) with respect to the Shares, including a preliminary prospectus, subject to completion, relating to the Shares. The registration statement, as amended at the time it becomes effective (including a registration statement (if any) filed pursuant to Rule 462(b) under the Act, all financial statements and exhibits and the information, if any, contained in a prospectus that is deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 434 under the Act), is hereinafter referred to as the "Registration Statement", and the prospectus constituting a part of the Registration Statement, in the form first furnished to the Underwriters and used to confirm sales of the Shares and including all documents incorporated or deemed to be incorporated by reference therein, if any, is hereinafter referred to as the "Prospectus."

            2.    Agreements to Sell and Purchase.  On the basis of the
                  -------------------------------
representations and warranties contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, plus such number, if any, as they may individually become obligated to purchase pursuant to
Section 9 hereof at the price per share set forth in the table on the cover page of the Prospectus under the heading "Proceeds to the Company" (the "Purchase Price").

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

            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters, and the Underwriters shall have a right to purchase, severally and not jointly, up to 1,875,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased, as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

            The Company hereby agrees and, concurrently with the execution of this Agreement, shall deliver an agreement executed by (i) each of the current directors and officers of the Company and Taj Associates named in the Prospectus, (ii) Trump Taj Mahal, Inc. ("TTMI"), and (iii) First Fidelity Bank, National Association ("First Fidelity"), pursuant to which each such person will agree, not to, directly or indirectly, offer, sell, contract to sell, grant any warrant, right or option to purchase or sell or otherwise dispose of, without the prior written consent of DLJ, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for, or warrants, options, or rights to purchase or acquire, Common Stock, or enter into any agreement to do any of the foregoing, for a period of 180 days after the date of the Prospectus, except in the case of First Fidelity, whose period shall be 30 days after the date of the Prospectus and shall exclude 75,000 shares of Common Stock owned by such entity, except pursuant to this Agreement.

            3.    Delivery and Payment.  Delivery to you of and payment for
                  --------------------
the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or fourth business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Shares as advised by DLJ to the Company, at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, 10022, or such other place as you shall reasonably designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement among DLJ and the Company.

            Delivery to the Underwriters of any payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as DLJ shall designate, at 10:00 A.M., New York City time, on such date or dates (each, an

                                       3
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"Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from DLJ to the Company of the Underwriters' determination to purchase a certain number, specified in said notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of this Agreement, provided that no Option Closing Date shall be earlier than two business
- --------
days nor later than ten business days after such notice. Any Option Closing Date and the location and delivery of any payment for any Additional Shares may be varied by agreement between you and the Company.

            Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date, or, if applicable, each Option Closing Date, and shall be made available to you at the offices of DLJ (or at such other place as shall be acceptable to you) for inspection not later than 10:00 A.M., New York City time, no later than the business day next preceding the Closing Date or, if applicable, such Option Closing Date. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or, if applicable, such Option Closing Date, with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for your respective accounts against payment of the Purchase Price by wire or similar transfer of same-day funds to the order of the Company.

            4.    Agreements of the Company.  The Company agrees with each
                  -------------------------
of you that:

            (a) It will, if the Registration Statement has not heretofore become effective under the Act, and, if necessary or required by law, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. If the Registration Statement has become effective and the Company, omitting from the Prospectus certain information in reliance upon Rule 430A of the Act, elects not to file a post-effective amendment pursuant to Rule 430A of the Act, it will file the form of Prospectus required by Rule 424(b) of the Act within the time period specified by Rule 430A and Rule 424(b) of the Act. The Company will otherwise comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A under the Act.

            (b) It will advise you promptly and, if requested by any of you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to

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      Rule 424 under the Act and when any post-effective amendment to the
      Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or any other regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or any other regulatory authority for any amendment or supplements to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during the period referred to in paragraph (d) below which makes any statement of a material fact made in the Registration Statement (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any addition to or change in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any Federal or state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

            (c) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period in your reasonable judgment as a prospectus is required by the Act, the Exchange Act or any state securities laws to be delivered in connection with sales of the Shares by an Underwriter or a dealer, it will furnish to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request; provided, that the expense of any such
                                     --------
      delivery more than one year after the effective date of the Registration
      Statement shall be borne by the Underwriter requesting to make such delivery.

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

            (d) If during the period during which in your reasonable judgment you are required to deliver a prospectus in connection with offers or sales of Shares by you, any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to an offeree or a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, it will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law and will promptly notify you of such event and amendment or supplement and furnish to you without charge such number of copies thereof as you may reasonably request.

            (e) It will mail and make generally available to its security holders as soon as practicable as specified by Rule 158 under the Act, a consolidated earning statement which shall satisfy the provisions of
      Section 11(a) of the Act and Rule 158 thereunder and advise you in writing when such statement has been made available.

            (f) It will furnish to each of the Underwriters, without charge, two (2) signed copies (plus one additional signed copy to your legal counsel) of the Registration Statement, as first filed with the Commission, and of each amendment or supplement to it, including each post-effective amendment and all exhibits filed therewith or incorporated by reference therein, and will furnish to each of the Underwriters, such number of conformed copies of the Registration Statement as so filed and of each amendment to it, including each post-effective amendment, but without exhibits, as you may reasonably request.

            (g) It will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy of within two business days prior to the filing thereof or to which you shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment or supplement to the Registration Statement or amendment or supplement to the Prospectus which in your sole judgment may be necessary in connection with the distribution of the Shares by you, and will use its best efforts to cause the same to become effective as promptly as possible.

                                       6
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            (h)   Prior to any public offering of the Shares, it will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by the Underwriters under the state securities or Blue Sky laws of such jurisdictions as you may request. The Company will continue such qualification in effect so long as required by law for distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that
                                                          --------
      the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject).

            (i) It will timely complete all required filings and otherwise comply fully in a timely manner with all provisions of the Exchange Act and will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of Shares.

            (j) So long as any of the Shares are outstanding, it will furnish to you, without charge, a copy of each report or other publicly available information of the Company furnished to holders of the Shares or filed with the Commission, whether or not required by law, and such other publicly available information concerning the Company or the Subsidiaries as you may reasonably request, at the same time as such reports or other information are furnished to such holders.

            (k) During the period beginning on the date of this Agreement and continuing to and including the Closing Date and each Option Closing Date, if applicable, except as described in the Prospectus with respect to the Merger Transaction, there will be no transactions entered into by the Company or any of the Subsidiaries, which are material with respect to the Company or any of the Subsidiaries, taken individually or as a whole, and there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or other equity interests.

            (l) It will use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

            (m) It will cause Trump Indiana to use its best efforts to comply with the conditions contained in the certificate of suitability (the "Certificate of Suitability") issued to Trump Indiana by the Indiana Gaming Commission

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

      (the "IGC"), to receive a riverboat owner's license from the IGC in a timely manner and to comply with the terms and conditions of each.

            (n) It will cause the Shares to be listed on the New York Stock Exchange ("NYSE") and will use its best efforts to maintain such listing while any of the Shares are outstanding.

            (o) It will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and each Option Closing Date, if applicable, and to satisfy all conditions precedent to the delivery of the Shares.

            5.    Payment of Expenses.  The Company agrees with you that,
                  -------------------
whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all costs, charges, liabilities, expenses, fees and taxes incurred in connection with or incident to (i) the preparation, printing (including word processing), filing, distribution and delivery under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements thereto, (ii) the registration with the Commission and the issuance and delivery of the Shares, (iii) the preparation, printing (including word processing), execution, distribution and delivery of the documents listed on Schedule II to the Debt Underwriting Agreement (the "Mortgage Documents"), this Agreement, the Indenture, the Notes, the certificates representing the Shares, the [Amended License Agreement], the [Amended Trademark Security Agreement], the 1996 Contribution Agreement, the [Amended Trump Executive Agreement], the Second Amended and Restated Limited Partnership Agreement of THCR Holdings, the Amended and Restated Partnership Agreements of each of Plaza Associates, Taj Associates and Trump Atlantic City Associates, the Amended and Restated Exchange Rights Agreement, the Merger Agreement, the First and the Second Supplemental Indentures to the Plaza Note Indenture, the First Supplemental Indenture to the Senior Note Indenture, the agreement providing for satisfaction of the NatWest Loan, the agreement providing for discharge of the First Fidelity Loan, the agreement providing for the exercise of the Plaza East Purchase Option, the redemption notice for the Taj Bonds, the letter agreements dated January 8, 1996 between Trump and Taj Associates and the Company, respectively, the Debt Underwriting Agreement and the letter agreement dated October 6, 1995 by and among Taj Associates, Taj Funding, Taj Holdings and certain holders of Taj Holding Class A Common Stock (collectively, the "Operative Documents"), the Preliminary and Final Blue Sky Memoranda, and all other agreements, memoranda, reports, correspondence and other documents printed, distributed and delivered in connection with the offering of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in para-

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graph 4(h) above (including, in each case, the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and any memoranda relating thereto and any filing fees in connection therewith), (v) subject to paragraph 4(c) above, furnishing such copies of the Registration Statement (including exhibits), Prospectus and preliminary prospectus, and all amendments and supplements to any of them, including any document incorporated by reference therein, as may be reasonably requested by the Underwriters or by dealers, (vi) the filing, registration and clearance with the National Association of Securities Dealers, Inc. (the "NASD") of the Underwriters' compensation in connection with the offering of the Shares (including, without limitation, any filing fees in connection therewith), (vii) the listing of the Shares on the NYSE, (viii) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication, (ix) any "qualified independent underwriter" as required by Schedule E to the Bylaws of the NASD (including fees and disbursements of counsel for such qualified independent underwriter) and (x) the performance by the Company and each of the Subsidiaries of its other obligations under this Agreement and under each of the other Operative Documents to which it is party, including (without limitation) the fees and expenses of the Transfer Agent, the costs of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares, and all expenses and taxes incident to the sale and delivery of the Shares to you, including, without limitation, filing and recording fees and expenses and fees and expenses of counsel for the Company for providing such opinions as you may reasonably request. Subject to Section 9 below, the Underwriters will otherwise pay their own out-of-pocket expenses, including the fees and disbursements of counsel (other than under clauses (iv), (vi) and (ix) above and as may have been provided otherwise in separate agreements with you).

            6.    Representations and Warranties.  The Company represents
                  ------------------------------
and warrants to each Underwriter that:

            (a) When the Registration Statement became or becomes effective, including on the date of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date and at each Option Closing Date, as the case may be, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and each supplement or amendment thereto will not, at the date of the Prospectus, at the date of any such supplement or amendment and at the Closing Date and at each Option Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through DLJ expressly for use therein. The Company acknowledges for all purposes under this Agreement (including this paragraph and Section 7 hereof) that the statements set forth in the last paragraph of the cover page of the Prospectus and the first (including the table therein) and third paragraphs and the fourth and sixth sentences of the seventh paragraph of the section entitled "Underwriting" in the Prospectus constitute the only written information furnished to the Company by or on behalf of any Underwriter through DLJ expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus (or any amendment or supplement to any of them) and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement has not been described and filed as required.

            (b) Each preliminary prospectus and the Prospectus, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or 430A under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act.

            (c) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental body, agency or official which prevents the issuance of the Shares, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 4(h) hereof; no injunction, restraining order or order of any nature by any Federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Shares, the effectiveness of the Registration Statement, or the use of any preliminary prospectus or Prospectus or in any jurisdiction referred to in Section 4(h) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official, domestic or foreign, is pending against or, to the best knowledge of the Company, after due inquiry, threatened against, the

      Company or any of the Subsidiaries which, if adversely determined, could interfere with or adversely affect the issuance of the Shares or in any manner draw into question the validity of any of the Operative Documents or this Agreement; and the Company has complied with every request of the Commission, or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

            (d) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (e) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that indemnification from liability in connection with the Federal securities laws may be unenforceable.

            (f) Each of the other Operative Documents (including, in the case of an Operative Document which is being amended in connection with the Merger Transaction (as defined below), the amendment thereto) has been or on the Closing Date will have been duly and validly authorized by each of the Company and the Subsidiaries, as applicable, and on the Closing Date and on each Option Closing Date, as the case may be, will have been duly executed and delivered by each of the Company and the Subsidiaries, as applicable, in accordance with its respective terms and each will be a legal, valid and binding agreement of the Company and each of the Subsidiaries, as applicable, enforceable against the Company and each of the Subsidiaries, as applicable, in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (g) Each of the Operative Documents and each of the elements of the Merger Transaction described in the Prospectus conforms in all material respects to the description thereof contained in the Prospectus.

            (h) The Company and each of the Subsidiaries has all the requisite corporate power or partnership power, as the case may be, to execute, deliver and perform its obligations under each of the Operative Documents to which it is a party, and to authorize, issue and sell the Shares. The execution and delivery by the Company and each of the Subsidiaries of the Operative Documents to which it is a party, the issuance and sale of the Shares, the performance of the Operative Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of (i) any of the respective charters, bylaws or partnership agreements, as the case may be, of the Company, any of the Subsidiaries or of any of the entities through which ownership interests in Trump's Castle Associates are directly or indirectly held (the "Castle Entities"), (ii) any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose), any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"), other than Liens permitted under the Indenture with respect to any obligation, bond, agreement, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement, lease or instrument to which the Company, any of the Subsidiaries or any of the Castle Entities is a party or by which they or any of them are bound, or to which any of the properties or assets of the Company, any of the Subsidiaries or any of the Castle Entities is or may be subject, or (iii) any Federal, state or local law, rule, administrative regulation or ordinance or order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except, in the case of clause (ii) or (iii), for such conflicts, breaches, violations, defaults or Liens that could not have a material adverse effect on the properties, plans, business, results of operations, general affairs, management, condition (financial or otherwise), prospects, or business affairs of the Company or the Subsidiaries, singly or in the aggregate (a "Material Adverse Effect").

            (i) No authorization, approval, consent or order of, or filing with, any court or governmental body, agency or official, including the New Jersey Casino Control Commission (the "CCC"), the New Jersey Department of Environmental Protection (the "NJDEP"), the IGC and the Mississippi Gaming Commission (the "MGC") (the CCC, IGC and MGC hereinafter collectively referred to as the "Gaming Authorities"), is necessary in connection with the issuance of the Shares and the other transactions contemplated by this Agreement, the other Operative Documents and the Merger Transaction, except such as may be required by the NASD or have been obtained and made under the Casino Control Act, the Riverboat Gambling Act (together with the Casino Control Act, the "Gaming Acts"), the Hart-

      Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Act or state securities or Blue Sky laws or regulations. Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

            (j) The Company and each of the Subsidiaries has been duly incorporated or organized, as the case may be, and the Company and each of the Subsidiaries is validly existing as a corporation, limited partnership or general partnership, as the case may be, under the laws of its jurisdiction of incorporation or organization, as the case may be, and has the requisite power and authority to carry on its business as it is currently being conducted or is proposed to be conducted (as discussed in the Prospectus) and to own, lease and operate its properties, as applicable, and each is duly qualified as a foreign corporation, foreign limited partnership or foreign general partnership, as the case may be, authorized to do business in each jurisdiction (each, a "Foreign Jurisdiction") where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not have a Material Adverse Effect; each of TAC, Taj Associates and Plaza Associates is in good standing in each Foreign Jurisdiction, as applicable.

            (k) The consolidated capitalization of the Company and Taj Associates is as set forth in the Prospectus, under the caption "Capitalization" in the column "Actual -- The Company" and "Actual -- Taj Associates," respectively, and, after consummation of the Offerings, will be as set forth in the column "Pro Forma." All of the issued and outstanding shares of capital stock of the Subsidiaries which are corporations have been and will be, on the Closing Date and at each Option Closing Date, if any, duly authorized and validly issued and fully paid and nonassessable and all of the partnership interests in the Subsidiaries which are partnerships have been duly authorized and validly issued. On the Closing Date and at each Option Closing Date, if applicable, the Company will own, either directly or indirectly, the sole general partnership interest in Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings") and all of the outstanding capital stock of each of Taj Holdings and TM/GP, Inc. and THCR Holdings will own, either directly or indirectly, all of the outstanding capital stock or other equity interests of the other Subsidiaries and all of Trump's existing interests and rights to new gaming activities in both emerging and established gaming jurisdictions, including but not limited to Trump Indiana, free and clear of any Liens, restrictions on transfer, agreements, voting trusts or other defects of title whatsoever, other than (x) transfer restrictions which may be imposed under the Gaming Acts, (y) conditions contained in the casino and gaming licenses of Plaza Associates and Taj Associates, respectively, or in the Certificate of Suitability of Trump Indiana, as the case may be, and (z) in the case of Subsidiaries other than Taj Holding, TM/GP, Inc. and THCR Holdings, the security documents in respect of the Senior Notes (the "Security Documents"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities or commitments of sale related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Subsidiary.

            (l) Neither the Company nor any of the Subsidiaries is (i) in violation of its respective charter, bylaws or partnership agreements or
      (ii) in default in the performance of any obligation, bond, agreement, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except, in the case of clause (ii), for such defaults that could not have a Material Adverse Effect.

            (m) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries or any of their respective assets or properties, which is required to be disclosed in the Registration Statement or the Prospectus (except as disclosed therein), or which could have a Material Adverse Effect, or which could materially and adversely affect the performance by the Company of its obligations pursuant to this Agreement and the Operative Documents or the transactions contemplated hereby or thereby and, to the best knowledge of the Company, after due inquiry, no such action, suit or proceeding is contemplated or threatened.

            (n) (i) Neither the Company nor any of the Subsidiaries is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations, except to the extent that any such violation could not have a Material Adverse Effect or otherwise require disclosure in the Prospectus; and (ii) to the best knowledge of the Company, after due inquiry, (A) neither the Company nor any of the Subsidiaries has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future, (B) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") that could have a Material Adverse Effect or otherwise require disclosure in the Prospectus, and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

            (o) Neither the Company nor any of the Subsidiaries is in violation of any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, except as could not have a Material Adverse Effect. There is
      (A) no significant unfair labor practice complaint pending against the Company or any Subsidiary or, to the best knowledge of the Company, after due inquiry, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary or, to the best knowledge of the Company, after due inquiry, threatened against any of them, and (B) no labor dispute in which the Company or any Subsidiary is involved nor, to the best knowledge of the Company, after due inquiry, is any labor dispute imminent, other than routine disciplinary and grievance matters. The Company and the Subsidiaries are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA has occurred with respect to any "pension plan" (as defined in ERISA established or maintained by the Company or any of the Subsidiaries or with respect to which the Company or the Subsidiaries are obligated to make contributions. The

      Company and the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" as such term is defined in
      Section 3(3) of ERISA or (ii) Sections 4971, 4975, or 4980B of the Internal Revenue Code of 1986, as amended (the "Code"). Each "employee benefit plan" established or maintained by the Company and the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (p) Except as could not have a Material Adverse Effect, the Company and each of the Subsidiaries has good and marketable title, free and clear of all Liens (except for (x) Liens created by the Security Documents, (y) Liens created by the Mortgage Documents and (z) Permitted Liens (as defined in the Indenture)), to all property and assets described in the Registration Statement as being owned by it and such properties and assets are in the condition and suitable for use as so described. All leases to which any of the Company or the Subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder (in the case of defaults by persons other than the Company and the Subsidiaries, to the best knowledge of the Company and the Subsidiaries, after due inquiry), which could result in a Material Adverse Effect, and the Company and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not interfere with the use made or proposed to be made by the Company or such Subsidiary.

            (q) The Company and the Subsidiaries maintain insurance at least in such amounts and covering at least such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (r) Arthur Andersen LLP, the firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company, TAC and Plaza Associates and Taj Associates filed or to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and the Subsidiaries, as required by the Act. The financial statements and the consolidated financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement, comply as to form in all material respects with the requirements of the Act and fairly present the consolidated financial position of such entities at the respective dates indicated and the results of their operations and their cash flows, as applicable, for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America ("GAAP") consistently applied throughout such periods. The pro forma financial statements contained in the Registration
          --- -----
      Statement have been prepared on a basis consistent with such historical statements and give effect to assumptions made on a reasonable basis and fairly present the historical and proposed transactions contemplated to be addressed by the preliminary prospectuses, the Prospectus, the Operative Documents and this Agreement. The historical and pro
                                                                  ---
      forma ratios of earnings to fixed charges of TAC and Plaza
      -----
      Associates, the Company and Taj Associates, as applicable included in the Prospectus under the caption "Prospectus Summary-Summary Financial Information" have been calculated in compliance with Item 503(d) of Regulation S-K promulgated by the Commission. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and pro forma, are accurately
                                             --- -----
      presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries, the Debt Issuers, Plaza Associates and Taj Associates, as applicable.

            (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to the Closing Date and at each Option Closing Date, if applicable, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company or the Subsidiaries, singly or in the aggregate, nor entered into any transaction not in the ordinary course of business, except as described in the Prospectus with respect to the Merger Transaction, (ii) there has been no decision or judgment in the nature of litigation, administrative or regulatory proceedings or arbitration that could have a Material Adverse Effect and (iii) there has not been any material adverse change or any development which could involve, singly or in the aggregate, a material adverse change, in the properties, plans, business, results of operations, general affairs, management, condition (financial or otherwise), prospects or business affairs of the Company or the Subsidiaries, singly or in the aggregate (any of the items set forth in clauses (i),(ii) or (iii) of this paragraph (s), a "Material Adverse Change").

            (t) All material Tax (as defined below) returns required to be filed by the Company and the Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and, in either case, for which adequate reserves have been established on the books and records of the Company and the Subsidiaries in accordance with GAAP. The Company and the Subsidiaries are not parties to any pending action, proceeding, inquiry, or investigation by any government authority for the assessment or collection of Taxes, nor does the Company or any of the Subsidiaries have any knowledge, after due inquiry, of any such proposed or threatened action, proceeding, inquiry, or investigation. For purposes of this agreement, the terms "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

            (u) (i) Each of the Company, each of the Subsidiaries and each of the persons listed under the caption "Management" in the Registration Statement has all certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals or rights (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, including, without limitation, all such Authorizations with respect to engaging in gaming operations in the States of Indiana, New Jersey and Mississippi or required to own, lease, license and use its properties and assets and to conduct its current business in the manner described in or contemplated by the Prospectus; (ii) all such Authorizations are valid and in full force and effect; (iii) the Company and each of the Subsidiaries and, to the best of the Company's knowledge, after due inquiry, each of the persons listed under the caption "Management" in the Registration Statement is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto and (iv) neither the Company nor any Subsidiary nor, to the best of the Company's knowledge, after due inquiry, each of the persons listed under the caption "Management" in the Registration Statement has received any notice of proceedings relating to the revocation or modification of any such Authorization and no such Authorization contains any restrictions that are materially burdensome to any of them. Neither the Company nor any of the Subsidiaries has any reason to believe that any Gaming Authority is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such Authorizations of the Company, any of the Subsidiaries or any of the persons listed under the caption "Management" in the Registration Statement or that either the Gaming Authorities or any other governmental agencies are investigating the Company or any of the Subsidiaries or related parties (other than normal overseeing reviews of the Gaming Authorities incident to the gaming, riverboat or casino activities, as the case may be, of the Company and the Subsidiaries). Neither the

      Company nor any of the Subsidiaries has any reason to believe that there is an existing basis for the Gaming Authorities to deny the renewal of the current casino and gaming licenses held by Plaza Associates and Taj Associates, respectively, or the Certificate of Suitability held by Trump Indiana nor to fail to grant Trump Indiana a riverboat owners' license by any proposed commencement date operations thereof. The Company and the Subsidiaries possess, or will promptly acquire on reasonable terms, the licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, including a grant to the Company (subject to the preexisting license to Trump's Castle Associates, as described in the Prospectus) of an exclusive royalty-free right and license to use worldwide, the names and marks "TRUMP," "DONALD J. TRUMP," "DONALD TRUMP," "D.J. TRUMP," and "D. TRUMP" (the "Trump Names") (including combinations thereof, and the U.S. Registrations "Oysters Trump" and "Trump Plaza") in connection with Casino Services and Products (as defined in the [Amended License Agreement]) (collectively, the "Licensed Marks"), and the right to use Trump's personal name (i.e., "Trump," "Donald Trump" or "Donald J.
                             ----
      Trump") and his likeness, in connection with Casino Services and Products presently or proposed to be employed by them in connection with their businesses as currently being conducted or as proposed to be conducted (as discussed in the Prospectus). The Trump Names with respect to Casino Services and Products, together with each of the marks, registrations and applications listed on Schedule A of the [Amended License Agreement], shall be referred to hereinafter, collectively, as the "Marks"). The Licensed Marks are free of any Liens (other than the license granted by Trump to Trump Plaza Hotel and Casino pursuant to the Amended and Restated Services Agreement by and among Plaza Associates, Trump Plaza Management Corp. and Trump, dated June 24, 1993, and the security interest in the registration "Trump Plaza" as October 3, 1990 in favor of Bankers Trust Company). To the best knowledge of the Company and each of the Subsidiaries, after due inquiry, there is no material claim, suit, action or proceeding pending and served or threatened in the United States with respect to the validity of any of the Marks, Trump's ownership of any of the Marks, the infringement of any of the Marks by any third party or the infringement of the rights of any third party arising out of the use of any of the Marks. To the best knowledge of the Company and each of the Subsidiaries, after due inquiry, the use of the Marks, as provided in the [Amended License Agreement], does not infringe on the rights of any person.

            (v) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transac-tions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (w) The CCC has issued declaratory rulings determining that the Company is a qualified holding company, financial source and entity qualifier of each of Plaza Associates and Taj Associates and that each of Plaza Associates and Taj Associates continues to be a qualified casino licensee under the Casino Control Act. Such rulings have not been revoked, modified or rescinded. Each of this Agreement and the other Operative Documents has been presented to the Gaming Authorities to the extent required by law, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of the Gaming Authorities to the extent required by law and such approvals have not been revoked, modified or rescinded.

            (x) Neither the Company nor any agent acting on their behalf has taken or will take any action that is reasonably likely to cause the issuance or sale of the Shares to violate Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the Closing Date and at each Option Closing Date, if applicable.

            (y) Neither the Company nor any of the Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
      (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (z) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

            (aa) The Company has registered the Common Stock pursuant to
      Section 12(b) of the Exchange Act and has filed all requisite documents necessary to list the Shares on the NYSE, and has received notification that the listing has been approved, subject to official notice of issuance of the Shares.

            (ab) No holder of any security of the Company has any right to require registration of any security of the Company (other than as provided in the Amended and Restated Exchange Rights Agreement and the Revised Ribis Plaza Agreement). No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement.

            (ac) The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus under the caption "Description of Capital Stock".

            (ad) Except as would not be unlawful, neither the Company nor any of the Subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of the Subsidiaries to facilitate the sale or resale of the Shares or (ii) since the date of the preliminary prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (ae) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection therewith shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

            7.    Indemnification.
                  ---------------

            (a) The Company and each of the Subsidiaries, jointly and severally, agree to indemnify and hold harmless, (i) each of the Underwriters, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, costs, assessments, expenses and other liabilities (collectively, "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such Liabilities are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of any such Underwriter through DLJ expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

            (b)   In case any action or proceeding (for all purposes of this
      Section 7, including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or any Subsidiary, such Underwriter (or the Underwriter controlled by such controlling person) shall promptly notify the Company in writing; provided, that the
                                                    --------
      failure to give such notice shall not relieve the Company or any of the Subsidiaries of their obligations pursuant to this Agreement. Upon receiving such notice, the Company shall be entitled to participate in any such action or proceeding and to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person and, after receipt of written notice from the Company to such Indemnified Person of its election so to assume the defense thereof made within ten business days after receipt of the notice from the Indemnified Person of such action or proceeding, the Company and the Subsidiaries shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than costs of investigation, unless (i) the Company or such Subsidiary, as the case may be, agrees to pay such fees and expenses, or (ii) the Company fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company or an affiliate of the Company and either (x) there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company or such affiliate or (y) a conflict may exist between such Indemnified Person and the Company or such affiliate. In the event of any of clause (i), (ii) and (iii) of the immediately preceding sentence, if such Indemnified Person notifies the Company in writing, the Company shall not have the right to assume the defense thereof and such Indemnified Person shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Company and the Subsidiaries, regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder, it being understood, however, that the Company and the Subsidiaries shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for each such Indemnified Person. Each of the Company and the Subsidiaries agrees to be liable for any settlement of such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Company and each of the Subsidiaries agree to indemnify and hold harmless any Indemnified Person from and against any liabilities by reason of any settlement of any action effected with the written consent of the Company. The Company and each of the Subsidiaries agrees to be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 20 business days after receipt by the Company of the aforesaid request for payment in respect of an indemnification obligation pursuant hereto and
      (ii) the Indemnified Person shall not have been reimbursed in accordance with such request prior to the date of such settlement. Neither the Company nor any of the Subsidiaries shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought pursuant hereto (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

            (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company and the

      Subsidiaries to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Underwriter and conforming to information furnished in writing by or on behalf of such Underwriter through DLJ expressly for use in the Registration Statement, Prospectus or any preliminary prospectus, as applicable. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus in respect of which indemnity is sought against any Underwriter pursuant to the foregoing sentence, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and each such controlling person shall have the rights and duties given to the Indemnified Person by Section 7(b) above.

            (d) If the indemnification provided for in this Section 7 is finally determined by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any Liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiaries, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiaries, on the one hand, and any of the Underwriters (and its related Indemnified Persons), on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the Prospectus. The relative fault of the Company and the Subsidiaries, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company and the Subsidiaries, on the one hand, or by the Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company and the Subsidiaries set forth herein shall be in addition to any liability or obligation the Company and the Subsidiaries may otherwise have to any Indemnified Person.

            The Company, the Subsidiaries and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the
                              --- ----
      Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Underwriters (and its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages and related expenses which such of the Underwriters (and its related Indemnified Persons) has otherwise been required to pay or incur by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

             8.   Conditions to Underwriters' Obligations.  The respective
                  ---------------------------------------
obligations of the several Underwriters to purchase any Shares under this Agreement are subject to the satisfaction of each of the following conditions on the Closing Date and, as applicable, each Option Closing Date:

            (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date and each Option Closing Date, if applicable, with the same force and effect as if made on and as of the Closing Date and each such Option Closing Date, if applicable. All of the representations and warranties of the Company and the Subsidiaries, as applicable, made in the other Operative Documents (i) on the date made to the extent previously made and (ii) on the Closing Date and each Option Closing Date to the extent such document contains a representation or warranty made or to be made on the Closing Date or an Option Closing Date, was and shall be true and correct on such date. The Company and the Subsidiaries shall have performed or complied with all of their obligations and agreements herein and therein contained and required to be performed or complied with by them at or prior to the Closing Date and such Option Closing Date, if applicable.

            (b) (i) The Registration Statement (including a registration statement (if any) filed pursuant to Rule 462(b) under the Act) shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective (or, if any Shares are sold in reliance upon Rule 430A of the Act and no post-effective amendment is so required to be filed, the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof) not later than 5:30 p.m. New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date and each Option Closing Date, if applicable, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Company, after due inquiry, threatened by the Commission and every request for additional information on the part of the Commission shall have been complied with in all respects, and (iii) no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 4(h) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the best knowledge of the Company, after due inquiry, threatened.

            (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official (including, without limitation, the Gaming Authorities), which would, as of the Closing Date and each Option Closing Date, if applicable, prevent the issuance of the Shares or have a Material Adverse Effect; and no injunction, restraining order or order of any nature by any Federal or state court shall have been issued as of the Closing Date or any Option Closing Date, if applicable, which would prevent the issuance of the Shares or have a Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if applicable, there shall not have been any downgrading, or indication that such securities have been placed on any "watch list" for possible downgrading, nor shall any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or any Subsidiary's securities by any nationally recognized statistical rating organization, as such term is defined for purposes of Rule 436(g)(2) of the Act.

            (d) (i) Since the earlier of the date hereof or the dates of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or debt, of the Company or any of the Subsidiaries, (iii) the Company and each of the Subsidiaries shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole, and which is not disclosed in the Registration Statement and the Prospectus.

            (e) You shall have received a certificate of the Company, dated the Closing Date and each Option Closing Date, if applicable, executed on behalf of the Company by the Chief Executive Officer and the Senior Vice President of Corporate Finance of the Company, in their capacities as officers of the Company, confirming the matters set forth in paragraphs
      (a), (b), (c) and (d) of this Section 8.

            (f) You shall have received an opinion (satisfactory to you and your counsel), dated the Closing Date and each Option Closing Date, if applicable, of Willkie Farr & Gallagher, counsel for the Company, to the effect that:

                  (i) the Registration Statement was declared effective in compliance with the Act; any required filing of the Prospectus, and any amendments or supplements thereto, pursuant to Rule 424(b), have been made in the manner and within the time period required by Rule 424(b); to the best of such counsel's knowledge, after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or to the best of such counsel's knowledge, after due inquiry, are pending or contemplated under the Act;

                  (ii) at the time it became effective and on the Closing Date and on each Option Closing Date, if applicable, the Registration Statement, including all documents incorporated by reference therein (except for financial statements, the notes thereto and related schedules and other financial, numerical and statistical data included therein or incorporated by reference therein, as to which no opinion need be expressed) complied as to form in all material respects with the applicable requirements of the Act;

                  (iii) the Company and each of the Subsidiaries, other than Taj Associates, TAC, Plaza Funding and Plaza Associates (collectively, the "New Jersey Subsidiaries"), has the requisite corporate or partnership power and authority to execute, deliver and perform all of its obligations pursuant to this Agreement and each of the other Operative Documents to which it is a party and, in the case of the Company, to authorize, issue and sell the Shares as contemplated by this Agreement; each of this Agreement and the other Operative Documents has been duly authorized, executed and delivered by the Company and each of the Subsidiaries, as applicable, and constitutes a valid and legally binding obligation of the Company and each of the Subsidiaries, as applicable, enforceable against the Company and each of the Subsidiaries, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws and to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity);

                  (iv) the recordation of the [Amended Trademark Security Agreement] in the United States Patent and Trademark Office, together with the filing of financing statements on Form UCC-1 naming "Trump, Donald J.," as debtor and the Company, as secured party, in the office of the Secretary of State of New York and the New York City Register of New York County, is effective, under applicable law, to perfect the security interest granted to the Company in the Collateral (as defined in the Trademark Security Agreement);

                  (v) this Agreement and each of the other Operative Documents which is described in the Registration Statement and the Prospectus conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; the descriptions in the Registration Statement and the Prospectus of statutes, regulations, legal and governmental proceedings and contracts to which any of the Company or the Subsidiaries is a party have been reviewed by such counsel and are accurate summaries thereof in all material respects (except for financial data included therein or omitted therefrom, as to which counsel need express no opinion); the material Federal income tax consequences to a non-U.S. holder of the Shares will generally be as described in the section of the Registration Statement under the caption "Special Tax Considerations for Foreign Shareholders";

                  (vi) the Company and each of the Subsidiaries, other than New Jersey Subsidiaries, is duly organized, and the Company and each of the

      Subsidiaries, other than the New Jersey Subsidiaries, is a validly existing corporation, limited partnership or general partnership, as the case may be, under the laws of its jurisdiction of incorporation or organization and has the requisite corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; each of THCR Holdings, TAC, Taj Associates and Plaza Associates has been classified for treatment as a partnership since its inception and will be classified as a partnership for Federal income tax purposes on the Closing Date and on each Option Closing Date, if applicable; the Company and each of the Subsidiaries is duly qualified as a foreign corporation, foreign limited partnership or foreign general partnership, as the case may be, in each Foreign Jurisdiction, except where the failure to be so qualified could not have a material adverse effect on the properties, plans, business, results of operation, general affairs, management, condition (financial or otherwise) or business affairs of the Company and the Subsidiaries, in the aggregate; the Company and each of the Subsidiaries, other than the New Jersey Subsidiaries, which is not a general partnership is in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and in each Foreign Jurisdiction, as applicable.

                  (vii) neither the Company nor any of the Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                  (viii) to the best of such counsel's knowledge after due inquiry, there are no legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required, or any contracts or agreements to which any of the Company or any of the Subsidiaries is a party or by which any of them may be bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed or incorporated by reference as exhibits thereto; to the best of such counsel's knowledge, after due inquiry, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving any of the Company or any of the Subsidiaries or to which any of their respective properties are subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                  (ix) to the best of such counsel's knowledge, after due inquiry, no authorization, approval, consent or order of any court or governmental body, agency or official, is necessary in connection with the issuance of the Shares, the issuance of the Notes and the other transactions contemplated by this Agreement or the other Operative Documents, except such as may be required by the NASD or have been obtained and made under the HSR Act, the Gaming Acts, the Act, or state securities or Blue Sky laws or regulations;

                  (x) the execution and delivery of this Agreement and the other Operative Documents by the Company, as applicable, the issuance and sale of the Shares, the performance of the Company's obligations pursuant to the Operative Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) any Lien (other than under the Security Documents) with respect to (A) any of the respective charters, by-laws and partnership agreements, as the case may be, of any of the Company or the Subsidiaries other than the New Jersey Subsidiaries, (B) any agreement or instrument filed as an Exhibit to the Registration Statement, (C) any applicable statute, rule or regulation under New York law, United States Federal law or the Corporation Law of the State of Delaware other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion, or (D) any order of any court or governmental agency, body or official having jurisdiction over any of the Company or any of the Subsidiaries or any of their properties except, in the case of clauses (B), (C) or (D), for such conflicts, breaches, violations or defaults that could not have a material adverse effect on the properties, plans, business, results of operation, general affairs, management, condition (financial or otherwise) or business affairs of the Company and the Subsidiaries, in the aggregate;

                  (xi) to the best of such counsel's knowledge, after due inquiry, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described in or filed as an Exhibit to the Registration Statement, except for defaults which could not have a material adverse effect on the properties, plans, business, results of operation, general affairs, management, condition (financial or otherwise) or business affairs of the Company and the Subsidiaries, in the aggregate;

                  (xii) to the best of such counsel's knowledge, after due inquiry, the Company and each of the Subsidiaries has the right to use the Licensed Marks presently or proposed to be employed by it in connection with its businesses as currently being conducted or as proposed to be conducted (as discussed in the Prospectus), and, to the best of such counsel's knowledge, after due inquiry, the Licensed Marks are free and clear of Liens (other than the license granted by Trump to Trump Plaza Hotel and Casino pursuant to the Amended and Restated Services Agreement by and among Plaza Associates, Trump Plaza Management Corp. and Trump dated June 24, 1993, and the security interest in the registration "Trump Plaza" as of October 3, 1990 in favor of Bankers Trust Company) and any other rights of third parties and neither the Company nor any of the Subsidiaries has received any notice, or has any knowledge, of infringement or of conflict with asserted rights of others with respect to any of the Licensed Marks;

                  (xiii) neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Shares will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System;

                  (xiv) to the best of such counsel's knowledge, after due inquiry, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of capital stock of, or other ownership interest in, any Subsidiary, other than (w) the warrants to be issued to Trump, (x) Trump's and TTMI's rights as the sole holders of limited partnership interests in THCR Holdings which are convertible into shares of Common Stock of the Company, (y) Liens created by the Security Documents and (z) rights of participants in the 1995 Stock Plan;

                  (xv) all of the issued and outstanding shares of capital stock of Trump Indiana, TTMC, THCR Funding, TM/GP, Inc., Taj Holding and AC Funding have been duly authorized and validly issued, and are fully paid and nonassessable, all of the partnership interests in THCR Holdings have been duly authorized and validly issued and the Company owns the sole general partner interest in THCR Holdings free and clear of any Liens; the shares of capital stock of, or other ownership interests in, each other Subsidiary are owned, either directly or indirectly, by the Company, free and clear of any Liens (other than, in the case of subsidiaries of THCR Holdings, Liens created by the Security Documents);

                  (xvi)  the Merger has become effective under Delaware Law;

                  (xvii) all of the equity interests held directly or indirectly by Trump in Taj Associates have been contributed to the Company or the Subsidiaries and are owned by THCR or the Subsidiaries free and clear of any Lien, other than the Liens created by the Security Documents;

                  (xviii) the Taj Bonds have been redeemed in accordance with the terms of the Indenture under which the Taj Bonds were issued, and the lien on the collateral securing the Taj Bonds in favor of trustee under the indenture under which the Taj Bonds were issued has been released;

                  (xix) the Offer to Purchase and Consent Solicitation comply with Regulation 14E under the Exchange Act and all outstanding Plaza Notes not purchased pursuant to the Offer to Purchase and Consent Solicitation have been defeased in accordance with Section 403 of the Plaza Note Indenture and the lien of the trustee under the Plaza Note Indenture on the collateral securing the Plaza Notes has been released; and

                  (xx) the Senior Note Indenture has been amended as provided for in the Senior Note Indenture and in the Senior Note Consent Solicitation.

            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of Arthur Andersen LLP, independent public accountants for the Company, Taj Associates and the other Subsidiaries, your representatives and your counsel in connection with the preparation of the Registration Statement and Prospectus and has considered the matters required to be stated therein and the statements contained therein, and such counsel shall advise you that, although (without limiting the opinions provided) such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (including any Registration Statement filed under Rule 462(b) of the Act (if any)), as amended or supplemented, at the time such Registration Statement or any post-effective amendment became effective and as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or the Prospectus, as amended or supplemented, as of its date and the Closing Date and at each Option Closing Date, if applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in the Registration Statement. Such counsel may also state that it has assumed in its examination of all relevant documents the genuineness of all signatures, has relied, in part, as to factual matters upon the statements of officers and other representatives of the Company and as to matters relating to the laws of other jurisdictions, on the opinions of local counsel for the Company in such jurisdictions, as to which laws such counsel needs express no opinion. In addition such counsel may state that its opinion is limited by the fact that the (i) enforceability of the Operative Documents, (ii) the rights of the trustee for the Notes to the collateral thereunder and (iii) the rights of the trustee for the Senior Notes to the collateral thereunder, may be limited by Gaming Laws, as to which such counsel needs express no opinion.

            (g) You shall have received a signed opinion of Graham, Curtin & Sheridan, New Jersey counsel for the Company, dated as of the Closing Date and each Option Closing Date, if applicable, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

              (i) Plaza Funding has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey and each of Plaza Associates, Taj Associates and TAC is validly existing as a general partnership under the laws of the State of New Jersey; each of Plaza Funding, Plaza Associates, Taj Associates and TAC has the requisite corporate or partnership power and authority, as applicable, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus;

                  (ii) all of the issued and outstanding capital stock of Plaza Funding has been duly authorized and validly issued and is fully paid and nonassessable, and the shares of capital stock and the partnership interests of Plaza Funding, TAC, Taj Associates and Plaza Associates are owned, either directly or indirectly, by THCR Holdings;

                  (iii) to the best knowledge of such counsel, no authorization, approval, consent or order of the NJDEP or any other governmental body, agency or official of the State of New Jersey ("New Jersey Authorities") is necessary in connection with the issuance of the Shares and the Notes and the other transactions contemplated by this Agreement and the other Operative Documents or any other transactions described in the Registration Statement to be entered into prior to or contemporaneously with such agreements, except as disclosed in the Registration Statement or such authorizations, approvals, consents or licenses of the NJDEP and such other New Jersey Authorities that have been obtained; such counsel need express no opinion regarding authorizations, approvals, consents or orders of the CCC;

                  (iv) to the best knowledge of such counsel, the Company and each of the Subsidiaries is in possession of all Authorizations of and from all New Jersey Authorities which are material and required to be held by any of them in connection with the present operation of its business, all of which are in full force and effect;

                  (v) the 1% equity interest held by Plaza Funding in Plaza Associates has been contributed to TTMC;

                  (vi) the separate corporate existence of Taj Funding has been dissolved upon the filing of a Certificate of Dissolution with the Secretary of State of the state of New Jersey.

                  With respect to opinions expressed in paragraphs (iii) and
      (iv), such counsel need express no opinion regarding authorizations of, or declarations or filings with, the CCC or with respect to state securities or Blue Sky laws. In addition, such counsel may state that it has relied, as to factual matters, upon the statements of officers and other representatives of the Company. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement as counsel for the Underwriters may reasonably request.

            (h) You shall have received an opinion of Sterns & Weinroth, New Jersey regulatory counsel for the Company, dated as of the Closing Date and each Option Closing Date, if applicable, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) (a) the statements in the Prospectus under the captions "Risk Factors--Control and Involvement of Trump", "Risk Factors--Atlantic City Prospectus Expansion", "Risk Factors--Strict Regulation by Gaming Authorities", "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Plaza Associates", "Management's Discussion and Analysis -- Taj Associates" Regulatory Matters--New Jersey Gaming Regulations", insofar as such statements constitute a summary of New Jersey gaming laws ("New Jersey Gaming Laws") and proceedings thereunder, fairly present the information with respect to such New Jersey Gaming Laws and proceedings thereunder; and (b) no facts have come to the attention of such counsel that would lead such counsel to believe that the statements listed in clause (a) of this paragraph (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they are made, not misleading, or that the statements listed in clause (a) of this paragraph
      (i), as contained in the Prospectus at the time of filing thereof or on the date of such counsel's opinion, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading;

                  (ii) no authorization, approval, consent or order of the CCC is necessary in connection with the issuance of the Shares and the Notes and the due and valid execution, delivery and performance by the Company or the Subsidiaries, as the case may be, of this Agreement or the other Operative Documents, as applicable, or any other transactions described in the statements listed in clause (a) of paragraph (i) above to be entered into prior to or contemporaneously with such agreements, except
      (a) as disclosed in the Registration Statement; (b) such approvals, consents or orders, or conditional approvals, consents or orders of the CCC that have been obtained prior to the date of such opinion; (c) such additional approvals, consents or orders of the CCC that may be deemed necessary under existing orders, consents or conditional approvals and
      (d) the periodic and other filings and reporting requirements to which the Company and the Subsidiaries are subject generally. Each of the Operative Documents has been presented to the CCC to the extent required by New Jersey Gaming Laws, and such documents and the transactions described therein have been approved by the CCC to the extent required by New Jersey Gaming Laws. Such counsel has received no notice that such approvals have been revoked, modified or rescinded as of the date of such opinion;

                  (iii) the CCC has issued declaratory rulings determining that THCR Holdings is a qualified holding company, financial source and entity qualifier of Plaza Associates and Taj Associates, subject to the filing of applicable business entity disclosure forms by the Company and
      the Subsidiaries by April   , 1996, and that each of Plaza Associates
                                --
      and Taj Associates continues to be a qualified casino licensee under the New Jersey Gaming Laws, subject to the filing of business entity disclosure forms, as set forth above. Such counsel has received no notice that such rulings and the casino licensure of each of Plaza Associates and Taj Associates have been revoked, modified or rescinded as of the date of such opinion;

                  (iv) except as disclosed in the Registration Statement, (a) to the best knowledge of such counsel, the Company and each of the Subsidiar-ies has made all declarations and filings with the CCC necessary to use its properties and assets and to conduct its business pursuant to New Jersey Gaming Laws, as of the date of such opinion; (b) no facts have come to the attention of such counsel that would lead such counsel to believe that all authorizations of and from the CCC are not valid and in full force and effect as of the date of such opinion; (c) no facts have come to the attention of such counsel that would lead such counsel to believe that the Company and each of the Subsidiaries is not in compliance in all material respects with the terms and conditions of all authorizations of and from CCC and with the New Jersey Gaming Laws, as of the date of such opinion; and (d) as of the date of such opinion, such counsel has received no notice of any proceedings relating to the revocation or modification of any authority granted by the CCC to the Company and the Subsidiaries, and such counsel is aware of no restrictions imposed by the CCC which would have a material adverse effect on the properties, plans, results of operations, management, condition (financial or otherwise) or business affairs of the Company or the Subsidiaries, in the aggregate; no facts have come to the attention of such counsel that would lead such counsel to believe that the CCC is considering modifying, limiting, conditioning, suspending, revoking or not renewing the licenses, permits, certificates, consents, orders, approvals and other authorizations from the CCC ("Gaming Licenses") of the Company or any of the Subsidiaries, except where such modification, revocation, suspension, limitation or condition would not have a material adverse effect on the properties, plans, results of operations, management, condition (financial or otherwise) or business affairs of the Company or the Subsidiaries, in the aggregate; such counsel is aware of no notice given to the Company or any of the Subsidiaries that New Jersey gaming authorities are investigating the Company or any of the Subsidiaries (other than normal overseeing reviews incident to the gaming activities of the Company and the Subsidiaries); and such counsel has received no notice that the Company, any of the Subsidiaries or Trump has any reason to believe there is an existing basis for the CCC to deny the renewal of the Gaming Licenses held by Plaza Associates and Taj Associates; and

                  (v) each of the persons listed under the caption "Management" in the Prospectus has been qualified or licensed by the CCC, as required by New Jersey Gaming Laws.

                  Such counsel may rely on the resolutions of the CCC in giving its opinions in paragraphs (ii) and (v) above.

            (i) You shall have received an opinion of Tabbert, Hahn & Zanetis, Indiana counsel for the Company, dated as of the Closing Date and each Option Closing Date, if applicable, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) the statements in the Prospectus under the captions "Risk Factors--Strict Regulation by Gaming Authorities--Indiana and Other Jurisdictions", and "Regulatory Matters--Indiana Gaming Regulations," insofar as such statements constitute a summary of Indiana state statutes, regulations, legal and governmental proceedings, have been reviewed by such counsel and are accurate in all material respects (except for financial data included therein or omitted therefrom, as to which counsel need express no opinion); and such counsel does not know of any legal or governmental proceedings in the State of Indiana required to be described in the Registration Statement or Prospectus which are not described as required;

                  (ii) no authorization, approval, consent or license issued by the IGC or any other governmental body, agency or official of the State of Indiana ("Indiana Authorities") is necessary in connection with the issuance of the Shares and the Notes and the due authorization, execution, delivery and performance by the Company and the Subsidiaries of this Agreement and each of the other Operative Documents, as applicable, and other transactions described in the Registration Statement to be entered into prior to or contemporaneously with such agreements, except as disclosed in the Registration Statement or such authorizations, approvals, consents or licenses of the IGC and such other Indiana Authorities that have been obtained; each of the Operative Documents has been presented to the IGC to the extent required by law, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of the IGC to the extent required by law and such approvals have not been revoked, modified or rescinded; and

                  (iii) such counsel has received no notice that the Certificate of Suitability of Trump Indiana has been revoked.

            (j) You shall have received an opinion, dated the Closing Date and each Option Closing Date, if applicable, of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps"), counsel for the Underwriters, in form and substance reasonably satisfactory to you.

            (k) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date and each Option Closing Date, if any (in the latter cases constituting an affirmation of the statements set forth in the former, based on limited procedures), in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants for the

      Company and the Subsidiaries, with respect to the financial statements, and certain other financial information contained in the Registration Statement and the Prospectus.

            (l) You shall have received a certificate of a financial officer of the Company as to certain agreed upon accounting matters, in substantially the form previously delivered to you.

            (m) Prior to the Closing Date and each Option Closing Date, if applicable, the Company shall have furnished to you or caused to be furnished to you such further information, certificates and documents as you may reasonably request including, without limitation, satisfactory evidence (i) from the trustee for the Taj Bonds that the indenture governing the Taj Bonds has been fully satisfied and discharged (ii) from the trustee under the Plaza Note Indenture that such notes and the indenture governing such notes have been defeased in accordance with
      Section 403 thereof, (iii) the NatWest Loan has been satisfied and (iv) the First Fidelity Loan has been satisfied.

        (n) The Company and the Subsidiaries shall not have failed, at or prior to the Closing Date and each Option Closing Date, if applicable, to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Subsidiaries at or prior to the Closing Date and such Option Closing Date, if applicable.

            (o) The Merger shall have become effective under the Delaware General Corporation Law.

            (p) The Debt Offering shall have been consummated.

            (q) The Taj Holdings Class B Common Stock shall have been redeemed in accordance with the Taj Holding Certificate of Incorporation.

            (r) The Taj Bonds shall have been redeemed.

            (s) At least 90% of the outstanding Plaza Mortgage Notes shall have been purchased by Plaza Funding and Plaza Associates and thereafter shall be cancelled in accordance with the Plaza Note Indenture and all remaining Plaza Notes shall have been defeased as described in Plaza Funding and Plaza Associates Offer to Purchase and Solicitation of Consents dated March 13, 1996, as supplemented to date.

            (t) All of Taj Associates indebtedness to National Westminster Bank USA shall have been satisfied and the liens securing such indebtedness shall have been released.

            (u) Taj Associates shall have acquired the Specified Parcels free and clear of all liens and encumbrances, all indebtedness of Taj Associates to First Fidelity shall have been satisfied and the liens securing such indebtedness shall have been released.

            (v) Trump Plaza Associates shall have exercised the Trump Plaza East Option and shall have acquired Trump Plaza East free and clear of all liens and encumbrances.

            (w) Bankers Trust shall have released all liens and other security interests on Trump's interest in Taj Associates.

            (x) THCR shall have acquired all of Trump's direct and indirect ownership interests in Taj Associates free and clear of any liens or adverse interests.

            (y) The Senior Note Indenture shall have been amended in accordance with the Senior Note Consent Solicitation; the transactions described in clauses (o) through (y), inclusive, shall constitute the "Merger Transaction" for the purpose of this Agreement.

            (z) All legal opinions and accountants "comfort letters" received in connection with any aspect of the Merger Transaction, shall be addressed to and shall be delivered to the Underwriters or, in lieu thereof, certificates entitling the Underwriters to rely thereon shall have been delivered.

            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to satisfaction on and as of each Option Closing Date of the conditions set forth in paragraphs (a) through (z), above, except that the opinions called for and the letters referred to shall be revised to reflect the sale of Additional Shares.

            9.    Effective Date of Agreement, Defaults and Termination.
                  -----------------------------------------------------
This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) unless the Company intends to rely on Rule 430A of the Act, the effectiveness of the Registration Statement (including, if applicable, the registration statement filed pursuant to Rule 462(b) under the Act) and (iii) if the Company intends to rely on Rule 430A of the Act, the earlier of the effectiveness of a post-effective amendment filed in compliance with Rule 430A of the Act or the filing of a final prospectus pursuant to Rule 424(b) of the Act. Notwithstanding the foregoing, this Agreement shall not become effective prior to the effectiveness of the Debt Underwriting Agreement.

            This Agreement may be terminated at any time on or prior to the Closing Date by DLJ by notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change which, in the judgment of DLJ, impairs the investment quality of the Shares, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in DLJ's judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) any suspension or limitation of trading generally in securities on NYSE, the American or Pacific Stock Exchanges or the National Association of Securities Dealers Automatic Quotation Market, or the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by either Federal or New York state authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in DLJ's judgment has a material adverse effect on the financial markets in the United States, and would, in DLJ's judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (vi) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading or reviewed for a possible change that does not indicate the direction of the possible change by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act, (vii) the delisting of the Shares from the NYSE, (viii) the enactment, publication, decree or other promulgation of any Federal, state or local statute, regulation, rule or order of any court or other governmental authority which in the judgment of DLJ could have a Material Adverse Effect or make it inadvisable or impractical to market the Shares or (ix) the occurrence, scheduling of or the announcement of, or published discussion regarding any proposed, pending, threatened or contemplated investigation or inquest by a court or other governmental authority in respect of the Company, the Subsidiaries or any persons required to be licensed in connection therewith.

            If this Agreement shall be terminated by the Underwriters pursuant to clause (i), (vi), (vii), (viii) or (ix) of the second paragraph of this
Section 9 or because of the failure or refusal on the part of the Company or the Subsidiaries to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Subsidiaries jointly and severally agree to reimburse you for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by the Underwriters, and (without duplication) to fulfill the obligations of that certain engagement letter, dated January 3, 1996, as amended and supplemented through the date hereof, among the Company its existing and future subsidiaries and DLJ. Notwithstanding any termination of this Agreement, the Company and the Subsidiaries shall be liable, jointly and severally, for all expenses which they agree to pay pursuant to Section 5 hereof. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any Underwriter to the Company or any of the Subsidiaries.

            If on the Closing Date or on an Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or the Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the number of such Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase does not exceed 10% of the total number of such Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you (at your option) may specify, to purchase the Firm Shares or Additional Shares that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional
- --------
Shares, as the case may be, that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an number in excess of one-ninth of such number of Firm Shares or Additional Shares without the written consent of such Underwriter. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or the Additional Shares, as the case may be, and the total number of Firm Shares or Additional Shares with respect to which such default occurs exceeds 10% of the total number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters and the Company, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date or such Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

            10.   Notices.  Notices given pursuant to any provision of this
                  -------
Agreement shall be addressed as follows: (a) if to the Company, to it at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401,
Attention: Robert M. Pickus, Esq., with a copy to Willkie Farr & Gallagher at 153 East 53rd Street, New York, New York 10022, Attention: Daniel D. Rubino, Esq. (b) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Nicholas
P. Saggese, Esq. or (c) in any case to such other address as the person to be notified may have requested in writing.

            11.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                  -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND THE SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            12.  Severability.  Any determination that any provision of
                 ------------
this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

            13.  Successors.  Except as otherwise provided, this Agreement
                 ----------
has been and is made solely for the benefit of and shall be binding upon the Company, the Subsidiaries, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this

Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

            14.  Certain Definitions.  For purposes of this Agreement, (a)
                 -------------------
"business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Securities Act.

            15.  Counterparts.  This Agreement may be executed in one or
                 ------------
more counterparts and, if executed in one or more counterparts, the executed counterparts shall each be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

            16.  Headings.  The headings herein are inserted for
                 --------
convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            17.  Survival.  The indemnity and contribution provisions and
                 --------
the other agreements, representations and warranties of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company or the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

      Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                            Very truly yours,

                            TRUMP HOTELS & CASINO RESORTS, INC., on behalf of itself and its subsidiaries (only with respect to indemnification and related matters)




                            By:
                                 -------------------------------
                                 Name:
                                 Title:



The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SALOMON BROTHERS INC
BT SECURITIES CORPORATION
SANDS BROTHERS & CO., LTD.

Acting severally on behalf of
themselves and the several
Underwriters named in Schedule I
hereto


By:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


By:
     ----------------------------
     Name:
     Title:

                                  SCHEDULE I


                                                         Number of Firm
                                                         Shares to be
                                                           Purchased
                                                         ------------

Donaldson, Lufkin & Jenrette Securities Corporation ...
Salomon Brothers Inc ..................................
BT Securities Corporation .............................
Sands Brothers & Co., Ltd. ............................


                                                         __________

        Total                                            12,500,000
                                                         ==========